Exhibit 99.1

Sigma Designs Announces Plan for Initial Distribution of $6.00 per Share to Shareholders in Connection with Its Voluntary Plan of Liquidation and Dissolution

Fremont, Calif. – July 20, 2018 – Sigma Designs, Inc.® (Nasdaq: SIGM) today announced that its Board of Directors has approved an initial distribution of $6.00 per share to its shareholders of record as of the close of business on July 31, 2018. The amount is based on a total of approximately 40.0 million shares outstanding. The distribution will be initiated on August 14, 2018.  This distribution will be made in accordance with the Company’s previously announced voluntary Plan of Liquidation and Dissolution (the “Liquidation Plan”) that was approved by its shareholders at a special meeting of shareholders held on April 17, 2018.

Reserve and Subsequent Distributions

The Company expects to make at least one additional distribution to shareholders as it continues to execute on the Liquidation Plan. The timing and amount, if any, of any subsequent distributions will be dependent upon a number of factors, including, but not limited to, claims made by vendors, customers, or other parties, the Company’s ability to defend and settle those claims, final tax amounts for the Company and its various subsidiaries, wind down expenses, and the establishment of any necessary reserve amounts in connection with the final dissolution.

“This initial distribution of approximately $240 million is within the range for total aggregate distributions of between $235 million to $255 million that we have previously communicated to shareholders,” said Elias Nader, Sigma’s Interim President and Chief Executive Officer, and Chief Financial Officer. “After paying this initial distribution, we believe we will have approximately $15 million to $20 million in cash and cash equivalents remaining to pay further wind-down related expenses and satisfy potential claims. To the extent that these funds are not exhausted, we expect to use residual funds to make further distributions to our shareholders. We believe that our total aggregate distributions, which includes this initial distribution, will fall within the range of $240 million and $255 million, with the expected share count to be approximately 40.0 million shares.”

The Company’s Paying Agent

Sigma Designs also announced today that it has appointed Computershare to serve as the Company’s paying agent.

Below is the contact information for Computershare:

Computershare

Attn: Corporate Actions

P.O. Box 505004

Louisville KY 40233-5004

Phone: 1-800-546-5141

Sigma Designs

For more information about Sigma Designs, Inc.® (NASDAQ: SIGM), please visit www.sigmadesigns.com.

Forward Looking Statements

This Press Release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). These statements include, but are not limited to, the anticipated timing and amount of the initial cash distribution to shareholders, the possibility of additional distributions to shareholders, the amount of available cash for distribution to shareholders, the amount of cash that will continue to be held by Sigma, and other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are beyond Sigma’s and its management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the proposed completion of Sigma’s Plan of Liquidation and Dissolution, such as: (1) uncertainties as to the timing and expense related to remaining liquidation and shut down activities, including the shutdown of international subsidiaries; (2) unexpected claims of third parties that have not yet been presented to Sigma; (3) unexpected costs, charges or expenses realized in the process of winding down, and (4) the ability of Sigma to continue to affect measures to increase the available cash for distribution to shareholders through the previously reported plan to wind down or monetize its remaining assets.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com